                        EXECUTION VERSION

Deal CUSIP Number:  23331UAA3

Facility CUSIP Number:  23331UAB1

CREDIT AGREEMENT

Dated as of May 10, 2013

among

DPL INC.,

as the Borrower,

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

FIFTH THIRD BANK and U.S. BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

BANK OF AMERICA, N.A.,

as Documentation Agent

and

The Other Lenders Party Hereto

PNC CAPITAL MARKETS LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

FIFTH THIRD BANK, an Ohio banking corporation

and

U.S. BANK, NATIONAL ASSOCIATION

as

Joint Lead Arrangers and Joint Book Managers

TABLE OF CONTENTS

SectionPage

ARTICLE I.................................................................................................................DEFINITIONS AND ACCOUNTING TERMS            1

1.01............................................................................................................................................................................................Defined Terms            1

1.02..............................................................................................................................................................Other Interpretive Provisions            23

1.03.....................................................................................................................................................................................Accounting Terms            24

1.04.......................................................................................................................................................................................................Rounding            24

1.05..............................................................................................................................................................................................Times of Day            24

ARTICLE II..................................................................................................................the COMMITMENTS and Credit Extensions            25

2.01..................................................................................................................................................................................................Term Loans            25

2.02............................................................................................................Borrowings, Conversions and Continuations of Loans            25

2.03............................................................................................................................................................................[Intentionally Omitted]            26

2.04............................................................................................................................................................................[Intentionally Omitted]            26

2.05...............................................................................................................................................................................................Prepayments            26

2.06..............................................................................................................................................................Termination of Commitments            27

2.07..............................................................................................................................................................................Repayment of Loans            28

2.08...Interest            28

2.09...Fees            29

2.10....................................................................................................................................................Computation of Interest and Fees            29

2.11......................................................................................................................................................................................Evidence of Debt            30

2.12........................................................................................................Payments Generally; Administrative Agent’s Clawback            30

2.13.....................................................................................................................................................Sharing of Payments by Lenders            32

2.14............................................................................................................................................................................[Intentionally Omitted]            32

2.15............................................................................................................................................................................[Intentionally Omitted]            32

2.16...................................................................................................................................................................................Defaulting Lenders            32

ARTICLE III....................................................................................................TAXES, YIELD PROTECTION AND ILLEGALITY            34

3.01...Taxes            34

3.02...Illegality            38

3.03................................................................................................................................................................Inability to Determine Rates            38

3.04........................................................................................................................................................................................Increased Costs            39

3.05.....................................................................................................................................................................Compensation for Losses            40

3.06........................................................................................................................Mitigation Obligations; Replacement of Lenders            41

3.07...Survival            41

ARTICLE IV................................................................................................CONDITIONS PRECEDENT TO Credit Extensions            41

4.01..............................................................................................................................................Conditions of Initial Credit Extension            41

4.02...................................................................................................................................................Conditions to all Credit Extensions            43

ARTICLE V..................................................................................................................REPRESENTATIONS AND WARRANTIES            43

5.01..................................................................................................................................................Existence, Qualification and Power            43

5.02........................................................................................................................................................Authorization; No Contravention            43

5.03.............................................................................................................................Governmental Authorization; Other Consents            44

5.04.............................................................................................................................................................................................Binding Effect            44

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5.05..................................................................................................................Financial Statements; No Material Adverse Effect            44

5.06...Litigation            45

5.07....................................................................................................................................................................................................No Default            45

5.08............................................................................................................................................................................Ownership of Property            45

5.09...................................................................................................................................................................Environmental Compliance            45

5.10......................................................................................................................................................................................................Insurance            46

5.11...Taxes            46

5.12...................................................................................................................................................................................ERISA Compliance            46

5.13..................................................................................................................................................................................................Subsidiaries            47

5.14.................................................................................Margin Regulations; Investment Company Act; Federal Power Act            47

5.15.....................................................................................................................................................................................................Disclosure            48

5.16.............................................................................................................................................................................Compliance with Laws            48

5.17................................................................................................................................................ Intellectual Property; Licenses, Etc            48

5.18.......................................................................................................................................................................................................Solvency            48

5.19...............................................................................................................................................................................Employment Matters            49

ARTICLE VI.............................................................................................................................................AFFIRMATIVE COVENANTS            49

6.01...............................................................................................................................................................................Financial Statements            49

6.02..........................................................................................................................................................Certificates; Other Information            50

6.03...Notices            51

6.04...........................................................................................................................................................Payment of Taxes and Claims            52

6.05..........................................................................................................................................................Preservation of Existence, Etc            52

6.06....................................................................................................................................................................Maintenance of Properties            52

6.07.....................................................................................................................................................................Maintenance of Insurance            52

6.08.............................................................................................................................................................................Compliance with Laws            52

6.09..................................................................................................................................................................................Books and Records            52

6.10......................................................................................................................................................................................Inspection Rights            53

6.11.......................................................................................................................................................................................Use of Proceeds            53

6.12..................................................................................................................................................................................................Senior Debt            53

ARTICLE VII...................................................................................................................................................NEGATIVE COVENANTS            53

7.01...Liens            53

7.02................................................................................................................................................................................................Investments            56

7.03............................................................................................................................................................................Fundamental Changes            57

7.04.................................................................................................................................................................................................Dispositions            58

7.05............................................................................................................................................................Change in Nature of Business            58

7.06..................................................................................................................................................................Transactions with Affiliates            59

7.07......................................................................................................................................................................Burdensome Agreements            59

7.08.....................................................................................................................................................................................Swap Agreements            59

7.09.......................................................................................................................................................................................Use of Proceeds            59

7.10................................................................................................................................................................................Accounting Changes            59

7.11................................................................................................................................................................................Financial Covenants            60

7.12...............................................................................................................................................................Reimbursement Agreements            60

7.13..............................................................................................................................................................................Restricted Payments            60

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ARTICLE VIII.................................................................................................................EVENTS OF DEFAULT AND REMEDIES            61

8.01.....................................................................................................................................................................................Events of Default            61

8.02....................................................................................................................................................Remedies Upon Event of Default            63

8.03................................................................................................................................................................................Application of Funds            64

ARTICLE IX...................................................................................................................................................ADMINISTRATIVE AGENT            64

9.01...................................................................................................................................................................Appointment and Authority            64

9.02...................................................................................................................................................................................Rights as a Lender            64

9.03..........................................................................................................................................................................Exculpatory Provisions            65

9.04.....................................................................................................................................................Reliance by Administrative Agent            66

9.05................................................................................................................................................................................Delegation of Duties            66

9.06...............................................................................................................................................Resignation of Administrative Agent            66

9.07...................................................................................................Non-Reliance on Administrative Agent and Other Lenders            67

9.08...............................................................................................................................................................................No Other Duties, Etc            67

9.09.........................................................................................................................Administrative Agent May File Proofs of Claim            67

ARTICLE X.....................................................................................................................................................................MISCELLANEOUS            68

10.01...................................................................................................................................................................................Amendments, Etc            68

10.02..............................................................................................................Notices; Effectiveness; Electronic Communication            69

10.03..................................................................................................................No Waiver; Cumulative Remedies; Enforcement            71

10.04.......................................................................................................................................Expenses; Indemnity; Damage Waiver            72

10.05.............................................................................................................................................................................Payments Set Aside            73

10.06.....................................................................................................................................................................Successors and Assigns            74

10.07..................................................................................................................Treatment of Certain Information; Confidentiality            78

10.08........................................................................................................................................................................................Right of Setoff            79

10.09.......................................................................................................................................................................Interest Rate Limitation            79

10.10...................................................................................................................................Counterparts; Integration; Effectiveness            80

10.11............................................................................................................................Survival of Representations and Warranties            80

10.12...............................................................................................................................................................................................Severability            80

10.13.....................................................................................................................................................................Replacement of Lenders            80

10.14.....................................................................................................................................................Governing Law; Jurisdiction; Etc            81

10.15..............................................................................................................................................................................Waiver of Jury Trial            82

10.16....................................................................................................................................No Advisory or Fiduciary Responsibility            83

10.17...........................................................................Electronic Execution of Assignments and Certain Other Documents            83

10.18.................................................................................................................................................................................USA PATRIOT Act            83

SIGNATURES………………………………………………………………………….S-1

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SCHEDULES

2.01            Commitments and Applicable Percentages

5.13            List of Subsidiaries

7.01            Existing Liens
7.02            Existing Investments

10.02            Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A            Term Loan Notice

B            Note

C            Compliance Certificate

D-1            Assignment and Assumption

D-2            Administrative Questionnaire

E            US Tax Compliance Certificates

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CREDIT AGREEMENT

This CREDIT AGREEMENT (as may be hereafter amended, supplemented or otherwise modified from time to time, the “Agreement”) is entered into as of May 10, 2013, among DPL Inc., an Ohio corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as Administrative Agent, FIFTH THIRD BANK and U.S. BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and BANK OF AMERICA, N.A., as Documentation Agent.

The Borrower has requested that the Lenders provide a term credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.	DEFINITIONS AND ACCOUNTING TERMS

Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any acquisition (a) on a going concern basis (whether by purchase, merger or otherwise) of assets constituting a business or a division or line of business of a Person that is not a Subsidiary of the Borrower or (b) of a majority of the outstanding Equity Interests in any such Person (whether by merger, stock purchase or otherwise).

“Act” has the meaning specified in Section 10.18.

“Administrative Agent” means PNC Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Adverse PUCO Order” means an order issued by PUCO restricting the payment of dividends from DP&L to Borrower that would result in the inability of Borrower to make required payments under this Agreement or the US Bank Credit Facility.

“AES” means The AES Corporation.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

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“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by the principal amount of such Lender's Loans at such time subject to adjustment as provided in Section 2.16.  If the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Ratings as set forth below:

Applicable Rate
Pricing Level	Ratings S&P/Moody’s/Fitch	Eurodollar Rate +	Base Rate +
1	BBB-/Baa3/BBB- or greater	1.750%	0.750%
2	BB+/Ba1/BB+	2.000%	1.000%
3	BB/Ba2/BB	2.250%	1.250%
4	BB-/Ba3/BB-	2.750%	1.750%
5	B+/B1/B+ or lower	3.250%	2.250%

If each of the respective Ratings issued by the Rating Agencies differs by at least one level, then the Pricing Level for the intermediate of such Ratings shall apply.  If two of the Rating Agencies issue a Rating at the same level and one of the Rating Agencies issues a Rating at a different level, then the Pricing Level for the Ratings at the same level shall apply.  If only two of the Rating Agencies issue a Rating and there is a split in Ratings of more than one level, then the intermediate Pricing Level that is the midpoint between the two Ratings shall apply (or if there is no midpoint, then the highest intermediate Pricing Level shall apply (with the Rating for Pricing Level 1 being the highest and the Rating for Pricing Level 5 being the lowest)).  If only two of the Rating Agencies issue a Rating and such Ratings differ by one level, then the Pricing Level for the higher of such Ratings shall apply.  If the Borrower has only one Rating, the Pricing Level for such Rating shall apply.  If the Borrower does not have any Rating, Pricing Level 5 shall apply.

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Initially, the Applicable Rate shall be determined based upon the Ratings specified in the certificate delivered pursuant to Section 4.01(a)(vi).  Thereafter, each change in the Applicable Rate resulting from a publicly announced change in any Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.  Notwithstanding the foregoing, at any time that an Event of Default exists, Pricing Level 5 shall apply.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means PNC Capital Markets LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, Fifth Third Bank, an Ohio banking corporation and US Bank, National Association each in its capacity as a joint lead arranger and joint book manager.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited condensed consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Open Rate on such date plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by PNC Bank as its “prime rate,” and (c) the Eurodollar Rate plus 1%.  The “prime rate” is the interest rate per annum announced from time to time by the Administrative Agent at the Administrative Agent's Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent.  Any change in the “prime rate” shall take effect at the opening of business on the day such change is announced.  Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

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“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in New York, New York, and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person, as lessee, that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” means all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities and identified as “capital lease obligations” (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means:

(a)      any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than AES (directly or indirectly) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

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(b)      during any period of 12 consecutive months, a majority of the members (excluding vacancies) of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Letter” means that certain letter agreement dated as of April 3, 2013 among the Borrower and the Arrangers evidencing the commitment of Fifth Third Bank, PNC Bank, U.S. Bank, National Association and Bank of America, N.A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) other non-recurring expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income (x) which do not represent a cash item in such period or (y) which are cash items in such period that were incurred as a result of (A) the early termination of Borrower’s Capital Trust II Indebtedness or (B) termination of existing swap contracts (it being understood that cash charges described in this clause (B) will not exceed $50,000,000 in the aggregate), (C) out-of pocket third party costs and expenses incurred directly in connection with the implementation, negotiation, documentation and closing of the Separation Transactions or (D) normal and customary out-of-pocket third party costs, expenses and fees incurred directly in connection with the refinancing of any existing Indebtedness, and (v) all other non-cash items reducing Consolidated Net Income for such period, and minus (b) the

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following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries for that period determined in conformity with GAAP.

“Consolidated Tangible Assets” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the consolidated total assets of the Borrower and its Subsidiaries calculated on a consolidated basis as of such date, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets that are properly classified as “intangible assets” in accordance with GAAP.

“Consolidated Total Debt” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum (without duplication) of all Indebtedness of the Borrower and of each of its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means a Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

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“Default Rate” means an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided,  however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder or under other agreements in which it commits to extend credit generally or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent or the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a  receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts

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receivable or any rights and claims associated therewith; provided that the term “Disposition” or “Dispose” shall not include any loss or damage to, or any condemnation or taking of, any property.

“Dollar” and “$” mean lawful money of the United States.

“DP&L” means The Dayton Power and Light Company, an Ohio corporation.

“DP&L Bank of America Credit Facility” means the revolving credit facility created and evidenced by that certain Credit Agreement dated as of April 20, 2010 by and among DP&L, as the borrower, Bank of America, N.A., as Administrative Agent and the financial institutions from time to time party thereto as lenders, as amended, replaced and refinanced in whole or in part from time to time.

“DP&L Fifth Third Credit Facility” means that certain revolving credit agreement among DP&L, as borrower, Fifth Third Bank, as administrative agent and the financial institutions from time to time party thereto as lenders, dated as of the date hereof, as amended, replaced and refinanced in whole or in part from time to time.

“DP&L First Mortgage Bonds” means those certain First Mortgage Bonds issued pursuant to the Indenture, dated as of October 1, 1935, as amended, supplemented or otherwise modified from time to time, between DP&L and The Bank of New York Mellon (or its predecessors or successors).

“DPLER”  has the meaning specified in Section 7.01(v).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and Section 10.06(b)(v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Energy-Related Business” means any business engaged in or directly related to:  (a) the production, sale, brokerage, management, transportation, delivery or other provision of energy products, including but not limited to, electricity, natural gas, oil, coal, propane and renewable energy producing materials; (b) the provision of energy conservation services, including, but not limited to, energy audits, installation of energy conservation devices, energy efficient equipment and related systems; (c) the provision of services and equipment in connection with the procurement of such energy products or conservation of energy; (d) engineering, consulting, construction, operational or maintenance services in connection with such energy products, the conservation of energy or with equipment utilizing such energy products; or (e) the manufacturing of equipment used in connection with energy production or conservation.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and discharges to waste or public systems.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of such shares of capital stock of such Person, and all of the other ownership interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the assessment of withdrawal liability under Title IV of ERISA upon the Borrower or any ERISA Affiliate in connection with the Borrower’s or any ERISA Affiliate’s complete or partial withdrawal from a Multiemployer Plan or the Borrower’s or any ERISA Affiliate’s notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (g) the imposition of any liability under Title IV of ERISA upon the Borrower or any ERISA Affiliate, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

“Eurodollar Rate” means:

for any Interest Period with respect to a Eurodollar Rate Loan, the interest rate per annum determined  by the Administrative Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays  rates  at  which  US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information

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vendor  for  the  purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, with a term equivalent to such Interest Period (or if there shall  at  any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination  shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Eurodollar Reserve Percentage; and

for any interest calculation with respect to a Base Rate Loan on any date, the rate (the “Daily Eurodollar Rate”) determined  by  the  Administrative Agent by dividing (A) the  rate  of interest published each Business  Day  in the Wall Street Journal “Money Rates” listing under the  caption  “London Interbank Offered Rates” for a one month period (or, if  no  such rate is published therein for any reason, then the eurodollar rate for a one month period as published in another publication selected by the Administrative Agent) by (B) a number equal to 1.00 minus the Eurodollar Reserve Percentage. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily Eurodollar Rate without notice to the Borrower.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate”.

“Eurodollar Reserve Percentage” means the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Event of Default” has the meaning specified in Section 8.01.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended.

“Excluded Debt Issuance” means the issuance or incurrence of (a) Indebtedness secured by Liens permitted by Sections 7.01(a), (b), (i), (j), (k), (r), (s) and (u) of this Agreement, (b) Indebtedness incurred in connection with a Permitted Acquisition, (c) Indebtedness pursuant to any revolving credit facility, (d) Indebtedness incurred by a Subsidiary of the Borrower, (e) any Loans under this Agreement, (f) Indebtedness outstanding under the US Bank Credit Facility or the DP&L Fifth Third Credit Facility, (g) refinancings and replacements of Borrower's Capital Trust II Indebtedness, (h) Indebtedness with a maturity of less than 365 days, (i) other Indebtedness in an aggregate outstanding amount not to exceed $25,000,000, (j) any permitted refinancings and replacements of any Indebtedness under the foregoing clauses (a) through (i), and (k) refinancings and replacements of any unsecured Indebtedness not otherwise prohibited by this Agreement.

“Excluded Equity Issuance” means (a) an issuance of Equity Interests by the Borrower or any of its Subsidiaries upon the exercise of warrants, options or other rights for the purchase of

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such Equity Interests, (b) any issuance of an Equity Interest by a Subsidiary of the Borrower and (c) any issuance of Equity Interests to, or contribution of Equity Interests by, AES.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient  or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a), or (c), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain term loan agreement dated as of August 24, 2011 among Borrower, the Administrative Agent and the financial institutions from time to time party thereto as lenders, as amended, replaced and refinanced in whole or in part from time to time prior to the date hereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code.

“Federal Funds Open Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

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“Federal Funds Effective Rate” for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Fee Letter” means that certain letter agreement dated April 3, 2013 among the Borrower and the Arrangers.

“Fitch” means Fitch Investors Service Inc. and any successor thereto.

“Fitch Rating” means, on any date of determination, the rating accorded the Borrower’s senior unsecured long-term debt by Fitch (or if the Obligations are secured, the rating accorded to the Borrower’s senior secured long-term debt by Fitch), or if such rating is unavailable, the Borrower’s long-term issuer default rating accorded to it by Fitch.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FPA” means the Federal Power Act, as amended, and all rules and regulations promulgated thereunder.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, and subject to the provisions of Section 1.03.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to

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government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary”  means a Subsidiary that (a) represents less than 1% of the Consolidated Tangible Assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made or (b) is responsible for less than 1% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a)      all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

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(b)      all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial) and bankers’ acceptances;

(c)      all obligations of such Person to pay the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

(d)      indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e)      capital leases and Synthetic Lease Obligations;

(f)      all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Redeemable Stock in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(g)      the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts; and

(h)      all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person and shall exclude trade payables and other similar accrued expenses arising in the ordinary course of business, obligations in respect of insurance policies or performance or surety bonds that themselves are not guarantees of Indebtedness (or drafts, acceptances or similar instruments evidencing the same or obligations in respect of letters of credit supporting the payment of the same).  The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Documents and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided,  however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall

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every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Term Loan Notice; provided that:

(i)      any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)  no Interest Period shall extend beyond the Maturity Date.

“Internal Revenue Service” means the United States Internal Revenue Service, or any Governmental Authority succeeding to any of its principal functions.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person (including any partnership or joint venture interest in such other Person), (b) a loan, advance or capital contribution to, or a Guarantee, assumption, purchase or other acquisition of any debt (other than accounts receivable and lease, utility or other deposits arising in the ordinary course of business on terms customary in the trade) of, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment not to exceed the original amount of such Investment.  For the avoidance of doubt, the exchange of interests in electricity generating units among tenants-in-common as described in Section 7.04(i), shall not constitute an Investment hereunder.

“IP Rights” has the meaning specified in Section 5.17.

“Laws” means, as to any Person, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof,

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and all applicable administrative orders of, and agreements with, any Governmental Authority, binding upon such Person or to which such Person is subject.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Section 2.01 of this Agreement.

“Loan Documents” means this Agreement, each Note and the Fee Letter.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or the Lenders under any Loan Document, or of the ability of the Borrower to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

“Maturity Date” means May 10, 2018;  provided,  however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day and provided further that if the Borrower has not refinanced its senior unsecured bonds due October 2016 to have a maturity date that is at least 6 months later than May 10, 2018 before July 15, 2016, then the “Maturity Date” of the Term Loan Facility shall be July 15, 2016.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Moody’s Rating” means, on any date of determination, the rating accorded the Borrower’s senior unsecured long-term debt by Moody’s (or if the Obligations are secured, the rating accorded to the Borrower’s senior secured long-term debt by Moody’s), or if such rating is unavailable, the Borrower’s long-term issuer credit rating accorded to it by Moody’s.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is

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obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Pension Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means:

(a)with respect to any Disposition (subject to the terms of Section 2.05(b)(i))  by the Borrower or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal and interest amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Subsidiary in connection with such transaction (including, without limitation, legal accounting and investment banking fees, and brokerage and sales commissions), (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) any deduction of appropriate amounts to be provided by the Borrower as a cash reserve in accordance with GAAP against liabilities associated with the asset disposed of in such transaction and retained by the Borrower after such sale or other disposition; and

(b)with respect to the sale or issuance of any Equity Interest by the Borrower (other than Excluded Equity Issuances), or the incurrence or issuance of any Indebtedness by the Borrower (other than Excluded Debt Issuances), the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses (including, without limitation, legal accounting and investment banking fees, and brokerage and sales commissions), incurred by the Borrower or such Subsidiary in connection therewith.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan whether direct or indirect (including those acquired by assumption), absolute or contingent, due

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or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced by any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means, with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date.

“Participant” has the meaning specified in Section 10.06(d).

"Participant Register" has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

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“Permitted Acquisition” means and includes any Acquisition as to which all of the following conditions are satisfied:  (a) such Acquisition (i) involves a line or lines of an Energy-Related Business, and (ii) involves a Person or a line or lines of business that are located and operated in the United States; (b) no Default or Event of Default shall exist prior to or immediately after giving effect to such Acquisition; (c) such Acquisition is not being consummated on a hostile basis and has been approved by the Board of Directors of the target Person and no material challenge to such Acquisition shall be pending or threatened by any shareholder or director of the seller or Person to be acquired, (d) as of the date of the consummation of such Acquisition, all approvals required in connection therewith shall have been obtained, and (e) after giving Pro Forma Effect to such Acquisition,  the ratio of (1) Consolidated Total Debt to Consolidated EBITDA shall be at least 0.25 to 1.00 less than the maximum Consolidated Total Debt to Consolidated EBITDA  ratio set forth opposite the most recently ended fiscal quarter in Section 7.11 and (2) Consolidated EBITDA to Consolidated Interest Charges shall be no less than the minimum Consolidated EBITDA to Consolidated Interest Charges ratio set forth opposite the most recently ended fiscal quarter in Section 7.11.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

 “Platform” has the meaning specified in Section 6.02.

“PNC Bank” means PNC Bank, National Association, a national banking association, and its successors.

“Pro Forma Effect” means, for any Investment pursuant to Section 7.02(d) or any Disposition pursuant to Section 7.04(h), whether actual or proposed, for purposes of determining compliance with the financial covenants in Section 7.11, each such Investment or Disposition shall be deemed to have occurred on and as of the first day of the relevant fiscal period, and the following pro forma adjustments shall be made:

(a)

in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of the Borrower and its Subsidiaries for the relevant fiscal period;

(b)

in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of the Company and its Subsidiaries for the relevant fiscal period;

(c)

any Indebtedness actually or proposed to be incurred or assumed in such Investment or Disposition shall be deemed to have been incurred as of the first day of the applicable fiscal period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of the Borrower and its Subsidiaries for such fiscal period and any Indebtedness repaid in

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connection with such Investment or Disposition shall be deemed to have been repaid as of the first day of the applicable fiscal period; and

(d)

any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the Investment or Disposition may be eliminated and other expenses and cost savings may be reflected provided that such costs, expenses and cost savings are (i) reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission or (ii) attributable to operating or other efficiencies reasonably expected to be realized as a result of such Investment, as controlled and operated by the Borrower, provided that the elimination of all such costs and expenses and the reflection of such cost savings under this paragraph (d) shall be reasonably acceptable to at least seventy-five percent (75%) of the Arrangers.

“Public Lender” has the meaning specified in Section 6.02.

“PUCO” means the Public Utilities Commission of Ohio.

“Rating” means any of the Fitch Ratings, Moody’s Ratings or S&P Ratings.

“Rating Agency” means any of Fitch, Moody’s or S&P.

“Recipient” means the Administrative Agent and any Lender.

“Redeemable Stock” means, with respect to any Person, any Equity Interests of such Person that (a) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or (b) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a “change of control” or similar event.

“Register” has the meaning specified in Section 10.06(c).

“Reimbursement Agreements” means those certain letter of credit reimbursement agreements to be entered into between Borrower and JPMorgan Chase Bank, N.A. as administrative agent and fronting bank related to the Ohio Air Quality Development Authority Collateralized Air Quality Development Revenue Refunding Bonds, 2008 Series A and B in the original aggregate principal amount of $101,232,876.72.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived under ERISA or applicable regulations.

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“Request for Credit Extension” means, with respect to a Borrowing, conversion or continuation of Loans, a Term Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% (or if there are fewer than three Lenders, Lenders having 100%) of the Term Loan Facility on such date; provided that the portion of the Term Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of the Borrower and, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the Borrower or, in each case, any officer of the Borrower with a similar title.  Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“S&P Rating” means, on any date of determination, the rating accorded to the Borrower’s senior unsecured long-term debt by S&P (or if the Obligations are secured, the rating accorded to the Borrower’s senior secured long-term debt by S&P), or if such rating is unavailable, the Borrower’s long-term issuer credit rating accorded to it by S&P.

“Scheduled Term Loan Installment” has the meaning specified in Section 2.07.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Separation Transactions” means the restructuring of DP&L operations in accordance with an order by PUCO, including the separation of DP&L’s generation assets from its transmission and distribution assets, in compliance with the laws of the state of Ohio.

“Short Term Investments” means short-term investments as defined by GAAP.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are

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at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Substantial Portion” means, with respect to the property of the Borrower and its Subsidiaries, property that (a) represents more than 20% of the Consolidated Tangible Assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made or (b) is responsible for more than 20% of the consolidated net sales or of the Consolidated EBITDA of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under any lease (a) that is accounted for by the lessee as an operating lease and (b) under which the lessee is intended to be the “owner” of the leased property for Federal income tax purposes.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

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“Term Loan Facility” means, at any time, the aggregate principal amount of the Loans of all Lenders outstanding at such time.

“Term Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“United States” and “U.S.” mean the United States of America.

“US Bank Credit Facility” means that certain Credit Agreement dated as of the date hereof by and among the Borrower, as borrower, U.S. Bank, National Association, as administrative agent, PNC Bank and Fifth Third Bank, as co-syndication agents, Bank of America, N.A., as documentation agent, and the financial institutions from time to time party thereto as lenders, as amended, replaced and refinanced in whole or in part from time to time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).

“Withholding Agent” means the Borrower and the Administrative Agent.

Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to

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time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Accounting Terms.

Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders not to be unreasonably withheld or delayed); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Rounding.  Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

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ARTICLE II.	the COMMITMENTS and Credit Extensions

Term Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees to make a single loan in Dollars to the Borrower on the Closing Date in an amount not to exceed at any time outstanding the amount of such Lender’s Commitment (each such loan, a “Loan”).  The Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Applicable Percentage of the Term Loan Facility.  Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.  Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

Borrowings, Conversions and Continuations of Loans.

Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans.  Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Term Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.  Each Term Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Term Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Term Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

Following receipt of a Term Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection.  In the case of a Borrowing, each Lender shall make the amount of its Loan available in Dollars to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Term Loan Notice.  Upon satisfaction of the applicable

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conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received immediately available to the Borrower in Dollars either by (i) crediting the account of the Borrower on the books of PNC Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in PNC Bank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six Interest Periods in effect with respect to Loans.

[Intentionally Omitted].

[Intentionally Omitted].

Prepayments.  Optional.  The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein;  provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of the other credit facilities or instruments of Indebtedness or the occurrence of any other specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.  Subject to Section 2.16,

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each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.  Any partial prepayment of Loans shall be applied to the next Scheduled Term Loan Installment in direct order or as otherwise selected by the Borrower.

(b)            Mandatory.

(i)If the Borrower or any of its Subsidiaries Disposes of any property (other than any Disposition of any property permitted by Section 7.04(a),  (b),  (c),  (d),  (e), (f),  (h), (i) and (j) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds within three Business Days after receipt thereof by such Person (such prepayments to be applied as set forth in clause (iv) below); provided,  however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i), at the election of the Borrower (as notified by the Borrower to the Administrative Agent within 90 days after or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, the Borrower or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 180 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated, or the Borrowers or such Subsidiary shall have committed to such purchase in writing (and the resulting purchase is consummated within 270 days after receipt of such Net Cash Proceeds) (as certified by the Borrower in writing to the Administrative Agent); and provided further,  however, that any Net Cash Proceeds not subject to such written agreement or so reinvested shall be applied to the prepayment of the Loans within 30 days of receipt thereof (or termination of such written agreement without consummation of purchase) as set forth in this Section 2.05(b)(i).

(ii)Upon the sale or issuance by the Borrower of any of its Equity Interests (other than Excluded Equity Issuances), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within three Business Days after receipt thereof by the Borrower (such prepayments to be applied as set forth in clause (iv) below).

(iii)Upon the incurrence or issuance by the Borrower of any Indebtedness (other than Excluded Debt Issuances), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within three Business Days after receipt thereof by the Borrower (such prepayments to be applied as set forth in clause (iv) below).

(iv)Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.  Each mandatory prepayment of Loans shall be applied to the remaining Scheduled Term Loan Installments on a pro rata basis.

Termination of Commitments.

Mandatory.  The Aggregate Commitments shall be automatically and permanently reduced to zero at 11:00 am Eastern time on the date of the Borrowing.

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Application.  The Administrative Agent will promptly notify the Lenders of any such notice of termination of the Aggregate Commitments.  Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage.  All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

Repayment of Loans.  The Borrower shall repay the Term Loans on the Maturity Date and at the dates and in the amounts set forth below (together with the payment on the Term Loan Maturity Date a  “Scheduled Term Loan Installment”):

DATE	AMOUNT
September 30, 2014	10,000,000
December 31, 2014	10,000,000
March 31, 2015	10,000,000
June 30, 2015	10,000,000
September 30, 2015	10,000,000
December 31, 2015	10,000,000
March 31, 2016	10,000,000
June 30, 2016	10,000,000
September 30, 2016	10,000,000
December 31, 2016	10,000,000
March 31, 2017	10,000,000
June 30, 2017	10,000,000
September 30, 2017	10,000,000
December 31, 2017	10,000,000
March 31, 2018	10,000,000
Maturity Date	Remaining amount of principal outstanding.
Total	$200,000,000

Interest.

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Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

            If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter until such amount is paid in full bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after any applicable notices have been given and grace periods have expired), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter until such amount is paid in full bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

Upon the request of the Required Lenders, while any Event of Default pursuant to Section 8.01(g) exists, the Borrower shall pay interest on the principal amount of all outstanding Loans hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Fees.  The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.    The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified, such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

Computation of Interest and Fees.   All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).  Interest shall accrue on each Loan for the day on which the Loan is

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made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Evidence of Debt.  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Payments Generally; Administrative Agent’s Clawback.

General.  All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

   Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In

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such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint.  The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do

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so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).

Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

[Intentionally Omitted].

[Intentionally Omitted].

Defaulting Lenders.

Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

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Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01,  Section 10.06 or otherwise hereunder.

Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro-rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

Defaulting Lender Cure.    If the Borrower and the Administrative Agent agree in writing that a Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender

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will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.	TAXES, YIELD PROTECTION AND ILLEGALITY

Taxes.

Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Law.  If, however, applicable Laws require the applicable Withholding Agent to withhold or deduct any Tax (as determined in the good faith discretion of an applicable Withholding Agent), then the applicable Withholding Agent shall withhold or make such deductions as are determined by the applicable Withholding Agent to be required and shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law. If such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

Payment of Other Taxes by the Borrower.  Without limiting or duplicating the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

Tax Indemnifications.  Without limiting or duplicating the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 15 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate setting forth in reasonable detail the amount and basis for calculation of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 15 days after written demand therefor, (A) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register, and (B) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the

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Administrative Agent or any Borrower (and not deducted or withheld by the Borrower or Administrative Agent in connection with any Loan Document, as applicable, from any payment otherwise due hereunder to such Lender) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Borrower or the Administrative Agent (as applicable) shall be conclusive absent manifest error.  Each Lender hereby authorizes the Borrower or Administrative Agent to set off and apply any and all amounts at any time owing by the Administrative Agent or the Borrower (as applicable) to such Lender under this Agreement or any other Loan Document otherwise payable by the Administrative Agent or the Borrower (as applicable) to the Lender from any other source against any amount due to the Borrower or Administrative Agent (as applicable) under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

Evidence of Payments.   Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

Status of Lenders; Tax Documentation.

Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A),  (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense.

Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

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any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                executed originals of IRS Form W-8ECI;

(III)              in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)                to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E‑4 on behalf of each such direct and indirect partner;

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of

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copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Treatment of Certain Refunds.  If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund, credit or other benefit in respect of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund, credit or other benefit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes giving rise to such refund, credit or other benefit), net of all reasonable out-of-pocket expenses incurred by such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Recipient agrees to repay the amount paid over to the Borrower  (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund, credit or other benefit to such Governmental Authority.  This subsection 3.01(f) shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.    Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Company pursuant to this paragraph (f) the payment of which

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would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid.

Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent in accordance with this Agreement without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent in accordance with this Agreement without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender in accordance with this Agreement without reference to the Eurodollar Rate component thereof until the Administrative is advised in writing by such Lender that it is no longer illegal  for such Lender to determine or charge interest rates based upon the Eurodollar Rate.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (b) the Required Lenders reasonably determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

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Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loan or Interest Period), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders in the case of clause (b) above) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods), or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Increased Costs.

Increased Costs Generally.  If any Change in Law shall:

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender (except for Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender, by an amount which such Lender deems to be material in its sole discretion, of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered; provided that such additional costs incurred and reductions suffered shall be determined by such Lender’s reasonable allocation of the aggregate additional cost incurred or reduction suffered due to such events that are allocable to this Agreement.  If the Borrower so notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any additional cost incurred or reduction suffered pursuant to the foregoing provisions of this Section, the Borrower may convert all Eurodollar Rate Loans of such Lender then outstanding into Base Rate Loans in accordance with the terms hereof.

Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the

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rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), by an amount deemed by such Lender to be material in its sole discretion, then from time to time, upon the request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered that such Lender reasonably determines is allocable to this Agreement.

Certificates for Reimbursement.  Each Lender shall notify the Borrower of any Change in Law that would entitle such Person to any amount under subsection (a) or (b) of this Section as soon as reasonably practicable and promptly thereafter deliver to the Borrower a written certificate setting forth the amounts due under such subsections and setting forth in reasonable detail the calculations upon which such amounts were determined.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than four months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the four-month period referred to above shall be extended to include the period of retroactive effect thereof).

Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or

any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

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excluding any loss of anticipated profits and including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Mitigation Obligations; Replacement of Lenders.

Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Replacement of Lenders.  If any Lender requests compensation under Section 3.04 or gives a notice under Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.	CONDITIONS PRECEDENT TO Credit Extensions

Conditions of Initial Credit Extension.  The obligation of each Lender to make its Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

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executed counterparts of this Agreement;

a Note executed by the Borrower in favor of each Lender requesting a Note;

such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in the jurisdiction where it is organized;

written opinion(s) of counsel to the Borrower, addressed to the Administrative Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent;

a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) the current Ratings;

evidence that the Existing Credit Agreement and the DP&L Bank of America Credit Facility have been or concurrently with the Closing Date are being terminated and the obligations thereunder have been paid in full and any Liens securing obligations under the Existing Credit Agreement or the DP&L Bank of America Credit Facility have been or concurrently with the Closing Date are being released; and

evidence that the conditions precedent to the effectiveness of the US Bank Credit Facility and the DP&L Fifth Third Credit Facility have been satisfied and all documentation thereof and required thereunder has been executed.

Any fees required to be paid on or before the Closing Date shall have been paid to the extent invoiced at least two Business Days prior to the Closing Date.

Unless waived by the Arrangers, and subject to the provisions of the Fee Letter and the Commitment Letter, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel due to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least two Business Days prior to the Closing Date and required to be paid pursuant to the Fee Letters or the Commitment Letters.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative

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Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Conditions to all Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension (other than a Term Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

The representations and warranties of the Borrower contained in Article V shall be true and correct in all material respects on and as of the date of such Credit Extension, except that (i) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects, (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects) and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Term Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.	REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders that:

Existence, Qualification and Power.  The Borrower (a) is duly organized, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Authorization; No Contravention.  The execution, delivery and performance by the Borrower of each Loan Document, have been duly authorized by all necessary corporate

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action, and do not and will not (a) contravene the terms of any of the Borrower’s Organization Documents; (b) conflict with or result in any contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or the Borrower or the properties of the Borrower or any of its Subsidiaries is bound or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) violate any Law, except in any case referred to in clause (b) or (c), to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions, notices and filings that have been obtained or made on or before the Closing Date and are in full force and effect.

Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to Debtor Relief Laws and general equity and public policy principles.

Financial Statements; No Material Adverse Effect.

The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness (other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect).

The unaudited consolidated balance sheets of the Borrower and its Subsidiaries dated March 31, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

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Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries that (i) question the validity or the enforceability of the Loan Documents, or any of any action to be taken by the Borrower pursuant to any of the Loan Documents, or (ii) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

No action, suit, proceeding or investigation has been instituted, or to the knowledge of the Borrower or any of its Subsidiaries, threatened, and no rule, regulation, order, judgment or decree has been issued or proposed to be issued by any Governmental Authority that, solely as a result of the incurrence of Obligations or the entering into this Agreement or any other Loan Document or any transaction contemplated hereby or thereby, would cause or deem the Administrative Agent, any Lenders or any of their respective Affiliates to be subject to, or not exempted from, regulation under the FPA.

No Default.  The Borrower and each Subsidiary are in full compliance with all material terms, covenants and conditions of each of its Contractual Obligations, except for any noncompliance that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Ownership of Property.  The Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title or interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Environmental Compliance.  The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect.  All licenses, permits, registrations or approvals required for the conduct of the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect.  Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or that would affect the ability of the Borrower or such Subsidiary to operate any real property and no event has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in

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each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect.  There are no environmental claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.  There are no facts, circumstances, conditions or occurrences on any real property now or at any time owned, leased or operated by the Borrower or any of its Subsidiaries or on any Property adjacent to any such real property, that are known by the Borrower or as to which the Borrower or any such Subsidiary has received written notice, that could reasonably be expected:  (i) to form the basis of an environmental claim against the Borrower or any of its Subsidiaries or any real property of the Borrower or any of its Subsidiaries; or (ii) to cause such real property to be subject to any restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law, except in each such case, such environmental claims or restrictions that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Insurance.  The properties of the Borrower and its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrower and each such Subsidiary in accordance with prudent business practice in the  industry of such Borrower and Subsidiaries, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Taxes.  The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or the non-payment of which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  To the Borrower’s knowledge, there is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

ERISA Compliance.

Each Pension Plan of the Borrower and its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws.  Neither the Borrower nor any Subsidiary has, or has at any time during the preceding six years had, an obligation to contribute to a Multiemployer Plan.  Each Pension Plan of the Borrower and its Subsidiaries that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service.  To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

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There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or  lawsuits, or action by any Governmental Authority, with respect to any Pension Plan of the Borrower and its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.  There has been no nonexempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan of the Borrower and its Subsidiaries that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(i) No ERISA Event with respect to any Pension Plan of the Borrower or its Subsidiaries has occurred, and neither the Borrower nor any Subsidiary is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any such Pension Plan except as could reasonably be expected individually or in the aggregate to exceed $50,000,000; (ii) the Borrower and each Subsidiary has met in all material respects all applicable requirements under the Pension Funding Rules in respect of each Pension Plan of the Borrower and its Subsidiaries, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan of the Borrower and its Subsidiaries, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any Subsidiary knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such Pension Plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any Subsidiary has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any Subsidiary has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan of the Borrower and its Subsidiaries has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any such Pension Plan.

(d)            For the avoidance of doubt, references to “Pension Plan” and “Multiemployer Plan” in this Section 5.12 refer only to Pension Plans and Multiemployer Plans of the Borrower and its Subsidiaries and do not refer to the Pension Plans or Multiemployer Plans of other ERISA Affiliates of the Borrower and its Subsidiaries.

Subsidiaries.  As of the Closing Date, the Borrower's existing Subsidiaries are listed on Schedule 5.13.

Margin Regulations; Investment Company Act; Federal Power Act.

The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

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None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

None of the Borrower or any of its Subsidiaries, or any Affiliate of any of them, is subject to regulation under the FPA or under applicable state or other Laws respecting the rates or the financial or organizational regulation of electric utilities, as a result of the creation or incurrence of the Obligations or entering into this Agreement or any other Loan Document or the consummation of any transaction contemplated hereby or thereby.

Disclosure.  No report, financial statement, certificate or other information (other than projections and forward-looking information and information of a general economic nature or industry nature) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in writing in connection with the transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when so furnished and taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

Compliance with Laws.  The Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Intellectual Property; Licenses, Etc.  The Borrower and its Subsidiaries own, or possess the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of their respective businesses, without any known conflict with the rights of any other Person, except for any IP Rights or any conflicts that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Solvency.  The Borrower is not insolvent as defined in any applicable state or federal statute, nor will the Borrower be rendered insolvent by the execution and delivery of this Agreement or any other Loan Document to the Administrative Agent and the Lenders or the performance of its obligations hereunder or thereunder.

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Employment Matters.  The Borrower is in compliance with all employment agreements, employment contracts, collective bargaining agreements and other agreements between the Borrower and its employees (collectively, “Labor Contracts”) and all applicable Federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and retraining notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Effect.  There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower which in any case would constitute a Material Adverse Effect.

ARTICLE VI.	AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation relating solely to the payment of principal or interest on any Loan or fees payable hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01,  6.02, and 6.03) cause each Subsidiary to:

Financial Statements.  Deliver to the Administrative Agent and each Lender:

as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related condensed consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such condensed consolidated statements to be audited and accompanied by a report and opinion of Ernst & Young LLP or another independent certified public accountant of nationally recognized standing selected by the Borrower in its sole discretion, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like material qualification or exception or any material qualification or exception as to the scope of such audit; and

as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a condensed consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related condensed consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related condensed consolidated statements of cash flows for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such condensed consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

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As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

Certificates; Other Information.  Deliver to the Administrative Agent and each Lender:

concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

promptly after the same are filed with the SEC, copies of all proxies which the Borrower may file with the SEC under Section 14(a) of the Exchange Act and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts (or electronically delivers) such documents, or provides a link thereto on the Borrower’s website on the Internet at one or more of the website addresses listed on Schedule 10.02; (ii) on which such documents are posted to the SEC’s website at www.sec.gov or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

The Borrower hereby acknowledges that (a) the Administrative Agent and/or any Arranger will, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Debt Domain, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that (w) all Borrower Materials provided by the Borrower to the Administrative Agent and/or any Arranger, which are to be made available to Public Lenders, shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC”

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shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, each Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided,  however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Notices.  Promptly, after a Responsible Officer of the Borrower has knowledge thereof, notify the Administrative Agent and each Lender:

of the occurrence of any Default;

of any (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case under any of the foregoing clauses (i), (ii) and (iii) where such event could reasonably be expected to have a Material Adverse Effect;

of the occurrence of any ERISA Event;

of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

of any amendment to the Organization Documents of the Borrower filed by the Borrower in the applicable office in the jurisdiction where it is organized;

(f)            Any Rating change;

(g)            of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i), (ii) occurrence of any sale of capital stock or other Equity Interests for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), and (iii) incurrence or issuance of any Indebtedness for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iii); and

(h)            no later than June 15, 2016, of Borrower’s failure to refinance its senior unsecured bonds due October 2016 with a maturity date that is at least 6 months later than May 10, 2018;

Each notice pursuant to this Section 6.03 (other than Sections 6.03(d), (e), (f), (g) and (h)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth

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details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document known by such Responsible Officer to have been breached.

Payment of Taxes and Claims.  Pay and discharge prior to the date on which penalties attach thereto, (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not permitted hereunder, in each case unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary or, in the case of clause (b), the failure to pay or discharge could not reasonably be expected to result in a Material Adverse Effect.

Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

Maintenance of Properties.  (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, except in the case of clauses (a) and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect (it being understood that this covenant relates to only to the good working order and repair of such property and equipment and shall not be construed as a covenant not dispose of any such property or equipment by sale, lease, transfer or otherwise or to discontinue operation thereof to the extent not prohibited under this Agreement).

Maintenance of Insurance.  Maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

Books and Records.  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made in all

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material respects of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its material properties, and to discuss its affairs, finances and accounts with its executive officers and independent public accountants (provided that the Borrower shall be permitted to attend any such discussions with such accountants) and, if a Default exists, to examine its books of records and account and make copies thereof or abstracts therefrom, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided,  however, that unless an Event of Default has occurred and is continuing, the Borrower shall not be required to permit more than one such visit, inspection or examination during any calendar year.  All costs and expenses incurred by the Administrative Agent or any Lender in connection with any of the foregoing shall be paid by the Administrative Agent or such Lender, as the case may be, unless an Event of Default shall have occurred and be continuing at the time such costs and/or expenses are incurred, in which case all such costs and expenses shall be paid by the Borrower.  Subject to the proviso above, in the event any Lender desires to visit and inspect the Borrower or any of its Subsidiaries, such Lender shall make a reasonable effort to conduct such visit and inspection contemporaneously with any visit and inspection to be performed by the Administrative Agent or another Lender.  Notwithstanding anything to the contrary in this Section 6.10, neither the Borrower nor any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent (or its representatives) or any Lender (or its representatives) is prohibited by Law or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Use of Proceeds.  Use the proceeds of the Credit Extensions for general corporate purposes, including, refinancing existing indebtedness, not in contravention of any Law or of any Loan Document.

Senior Debt.  Ensure that (a) the claims of the Administrative Agent and the Lenders in respect of the Obligations of the Borrower will not be subordinate to, and will in all respects rank at least pari passu with or senior to, the claims of every unsecured creditor of the Borrower, and (b) any Indebtedness of the Borrower that is subordinated in any manner to the claims of any other senior creditor of the Borrower will be subordinated in like manner to such claims of the Administrative Agent and the Lenders.

ARTICLE VII.	NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation relating solely to the payment of principal or interest on any Loan or fees payable hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

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Liens pursuant to any Loan Document;

Liens existing on the date hereof and listed on Schedule 7.01 and any renewals, refinancings or extensions thereof, provided that the principal amount secured or benefited thereby is not increased;

Liens for Taxes, assessments or charges or levies on property not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained in accordance with GAAP;

Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which do not secure obligations overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained;

Liens, pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than Liens imposed by ERISA;

deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, indemnity or performance bonds and other obligations of a like nature incurred in the ordinary course of business;

easements, rights-of-way, zoning, restrictions or other similar encumbrances or imperfections in title and obligations contained in similar instruments and prior rights of other Persons which, do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries or could not reasonably be expected to have a Material Adverse Effect;

Liens securing judgments, decrees or attachments not constituting an Event of Default under Section 8.01(i);

Liens on property of DP&L securing the DP&L First Mortgage Bonds and, subject to the terms of Section 7.07, any amendment, modification, refinancing, replacement or renewal thereof; provided that upon any such amendment, modification, refinancing, replacement or renewal thereof, the aggregate principal amount of Indebtedness secured by Liens permitted to be incurred pursuant to this clause (i) shall not exceed the principal amount of the Indebtedness secured by such bonds as of the date hereof by an amount in excess of $20,000,000;

Liens on property of DP&L in connection with collateralized pollution control bonds;

Liens on property of the Borrower and its Subsidiaries in connection with (i) any construction project or generating plant as security for any Indebtedness incurred for the purpose of financing all or part of such construction project or generating plant, and in each case, Liens and charges incidental thereto; provided that the aggregate amount of Indebtedness

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secured by Liens permitted pursuant to this clause (k)(i) shall not exceed $50,000,000 at any time outstanding and (ii) security for any Indebtedness incurred for the purpose of financing capital improvements for any generating plant owned by the Borrower or its Subsidiaries which the Borrower or such Subsidiary reasonably deems as necessary or advisable in order to comply with Laws; provided that the aggregate amount of Indebtedness secured by Liens pursuant to clause (k)(i) and this clause (k)(ii) shall not exceed $150,000,000 at any time outstanding;

banker’s liens and rights of setoff arising by operation of law and contractual rights of setoff;

leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Borrower or its Subsidiaries and any interest or title of a lessee under any lease not in violation of this Agreement;

purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license or permit, or any provision of law, to purchase or capture or designate a purchaser of any property;

Liens with respect to cash collateral deposited by the Borrower and its Subsidiaries with counterparties in the ordinary course of the Borrower and its Subsidiaries' purchase and sale of energy, power, interest rate hedges, coal and other commodities;

Liens arising from the rights of lessors under leases (including financing statements regarding property subject to such lease) permitted under this Agreement; provided that such Liens are only in respect of property subject to, and secure only, the respective lease (and any other lease with the same or affiliated lessor);

any (i) Lien existing on any property at the time such property is acquired by the Borrower or any of its Subsidiaries or on any property of any Person at the time such Person becomes, or is merged into, a Subsidiary of the Borrower; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming, or being merged into, such Subsidiary, as the case may be, (B) such Lien shall not attach or apply to any other property or assets of the Borrower or any of its Subsidiaries, and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes, or is merged into, such Subsidiary, as the case may be, and any extension, renewal, refunding or refinancing thereof, so long as the aggregate principal amount so extended, renewed, refunded or refinanced is not increased, and (ii) Lien securing Indebtedness in respect of purchase money obligations for the acquisition, lease, construction or improvement of fixed assets or Capital Lease Obligations, provided that (A) such Lien only attaches to such fixed assets being acquired, leased, constructed or improved and (B) the Indebtedness secured by such Lien does not exceed the cost or fair market value, whichever is lower, of the fixed assets being acquired, leased, constructed or improved on the date of acquisition, lease, construction or improvement; provided that the aggregate principal amount of Indebtedness at

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any time outstanding secured by a Lien described in this subsection (r) shall not exceed an amount equal to 5% of the Consolidated Tangible Assets at such time;

Liens incurred in connection with an obligation to cash collateralize letters of credit or swing line loans;

Liens, in addition to those listed above, securing Indebtedness and other obligations in an aggregate amount at any time not exceeding $25,000,000;

Liens, in addition to those listed above, provided that any such lien secures the Indebtedness under this Agreement, the US Bank Credit Facility and the DP&L Fifth Third Credit Facility, on an equal and ratable basis; and

Liens incurred by DPL Energy Resources, Inc. (“DPLER”) in favor of the Borrower or its Subsidiaries encumbering the accounts receivable of DPLER to secure DPLER’s obligations to supply or provide power, energy and other related services.

Investments.  Make any Investments, except:

Investments held by the Borrower or such Subsidiary in the form of cash, cash equivalents or other Short Term Investments;

loans and advances to officers, directors and employees of the Borrower or any of its Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding, for travel, entertainment, relocation, payroll, office equipment, tuition and analogous ordinary business purposes;

Investments of the Borrower in any Subsidiary and Investments of any Subsidiary in the Borrower or in another Subsidiary;

Permitted Acquisitions in an amount not to exceed $150,000,000 in the aggregate during the term of this Agreement;

Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and Investments in account debtors received in connection with a proceeding under any Debtor Relief Laws in settlement of the obligations of account debtors;

Promissory notes, earn-outs, other contingent payment obligations and other non-cash consideration received by the Borrower or any of its Subsidiaries as partial payment of the total consideration of any Disposition made in accordance with Section 7.04(f);

Guarantees of the Borrower or any Subsidiary in respect of (i) Indebtedness of the Borrower or any Subsidiary permitted under this Section 7.02 and (ii) ordinary course of business obligations of the Borrower or any Subsidiary that do not constitute Indebtedness;

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Investments comprised of the purchase of receivables from other energy marketers as required from time to time by one or more applicable Governmental Authorities;

Investments existing on the date hereof and set forth on Schedule 7.02;

Investments in investment-grade issuers that are held by the Borrower or any Subsidiary not longer than eighteen months;

other Investments not otherwise permitted hereunder in an amount not to exceed $25,000,000 in the aggregate at any time outstanding;

Guarantees, in addition to those listed above, provided that, this Agreement, the US Bank Credit Facility and the DP&L Fifth Third Credit Facility,  are also Guaranteed on an equal and ratable basis; and

Investments which may be necessary or advisable to complete the Separation Transactions.

Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

any Subsidiary may merge, dissolve, liquidate or consolidate with or into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries;

any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be the Borrower or a wholly-owned Subsidiary;

any Subsidiary may merge with any Person (other than the Borrower or a Subsidiary) in a transaction permitted by Section 7.02(d);  provided that (i) the Subsidiary shall be the continuing or surviving Person and (ii) immediately before and after such merger there shall not exist any Default or Event of Default;

the Borrower and any Subsidiary may liquidate or dissolve (i) Immaterial Subsidiaries and (ii) Persons whose assets are sold in a Disposition permitted by Section 7.04;

the Borrower and any Subsidiary may conduct any such transactions which may be necessary or advisable to complete the Separation Transactions; and

the Borrower may merge with any Person (other than a Subsidiary) in a transaction permitted by Section 7.02(d);  provided that (i) the Borrower shall be the continuing or surviving Person and (ii) immediately before and after such merger there shall not exist any Default or Event of Default.

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Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

Dispositions of surplus, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

Dispositions of inventory in the ordinary course of business;

Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary;

Dispositions permitted by Sections 7.01,  7.02 and 7.03;

Dispositions of property having a fair market value of less than $5,000,000 individually;

Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.04 so long as (A) the aggregate amount (based upon the fair market value of the assets) of all property sold or otherwise disposed pursuant to all such Dispositions on and after the Closing Date at the time of and after giving effect to any such Disposition does not constitute a Substantial Portion of the property of the Borrower and its Subsidiaries and (B) at least 75% of the total consideration received by the Borrower or any of its Subsidiaries, as applicable, for such Disposition or series of Dispositions consists of cash  or cash equivalents;

Dispositions necessary or advisable to complete the Separation Transactions, provided that after giving Pro Forma Effect to the Separation Transactions, the Borrower is in compliance with the financial covenants in Section 7.11;

Dispositions of interests held by the Borrower and its Subsidiaries in electricity generating units to tenants-in-common (or Affiliates thereof) in exchange for reasonably equivalent tenants-in-common interests in other electricity generating units; and

non-recourse Dispositions by Subsidiaries of accounts receivable at face value for 100% cash consideration;

provided,  however, that any Disposition pursuant to clauses (a) through (g) and (j) shall be for fair market value.

Change in Nature of Business.  Engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, that would then be engaged in by the Borrower and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Closing Date; provided that the

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foregoing restriction shall not prohibit actions necessary or advisable to complete the Separation Transactions.

Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) transactions between or among the Borrower and any of its Subsidiaries or between and among any Subsidiaries, (b) sales of goods by the Borrower or any of its Subsidiaries to an Affiliate for use or distribution outside the United States that in the good faith judgment of the Borrower complies with any applicable legal requirements of the Code, (c) agreements and transactions with and payments to officers, directors and shareholders that are either (i) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement or (ii) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement, (d) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans and other compensation arrangements with respect to the procurement of services with their respective officers and employees, and any employment agreements entered into by Borrower or any Subsidiary, in each case approved by the Borrower or any Subsidiary in good faith or (e) actions necessary or advisable to complete the Separation Transactions.

Burdensome Agreements.  Except with respect to (i) the Reimbursement Agreements, the DP&L Fifth Third Credit Facility and the US Bank Credit Facility and (ii) the DP&L First Mortgage Bonds and any pollution control bonds, each as in effect on the Closing Date (and, in each case, any amendment, modification, refinancing, replacement or renewal thereof, so long as such restriction or limitation is not more restrictive to the Borrower and its Subsidiaries than any such restriction or limitation in effect on the Closing Date), enter into any Contractual Obligation that limits the ability of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, which could reasonably be expected to result in a Material Adverse Effect.

Swap Agreements.  Enter into any Swap Contract other than any Swap Contract entered into by such Person pursuant to which such Person has hedged its reasonably estimated interest rate, foreign currency or power and other commodity exposure, and not for speculative purposes.

Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Accounting Changes.  Make any change in its fiscal year.

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Financial Covenants.  Permit the ratio of Consolidated Total Debt to Consolidated EBITDA during any period of four consecutive fiscal quarters of the Borrower, as of the end of any fiscal quarter of the Borrower, to be greater than the ratio set forth below opposite such period:

Period	Maximum Ratio
June 30, 2013 through December 31, 2014	8.50 to 1.00
March 31, 2015 through December 31, 2016	8.00 to 1.00
March 31, 2017 and ending on March 31, 2018	7.50 to 1.00

Permit the ratio of Consolidated EBITDA to Consolidated Interest Charges during any period of four consecutive fiscal quarters of the Borrower, as of the end of any fiscal quarter of the Borrower, to be less than the ratio set forth below opposite such period:

Period	Minimum Ratio
June 30, 2013 through December 31, 2014	2.00 to 1.00
March 31, 2015 through December 31, 2016	2.10 to 1.00
March 31, 2017 and ending on March 31, 2018	2.25 to 1.00

Reimbursement Agreements.  Permit the terms and conditions of the initial amendment and restatement of the Reimbursement Agreements to be more restrictive to the Borrower than the terms and conditions of this Agreement, the US Bank Credit Facility and the DP&L Fifth Third Credit Facility, unless otherwise agreed by the Arrangers in their reasonable discretion.

Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

the Borrower may declare and make (and each Subsidiary of the Borrower may declare and make to enable the Borrower to do the same) Restricted Payments to AES so that

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AES may, and AES shall be permitted to, pay any Taxes which are attributable to the Borrower’s Consolidated Net Income as part of a consolidated group;

DP&L  may declare and make Restricted Payments with respect to shares of DP&L preferred stock in accordance with the terms thereof;  and any Subsidiary may declare and make Restricted Payments to the Borrower or another Subsidiary.

ARTICLE VIII.	EVENTS OF DEFAULT AND REMEDIES

Events of Default.  Any of the following shall constitute an Event of Default:

Non-Payment.  The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five days after the same becomes due, any interest on any Loan, any fee due hereunder or under any other Loan Document or any other amount payable hereunder or under any other Loan Document; or

Specific Covenants.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01,  6.03,  6.05 (solely with respect to the Borrower),  6.11 or 6.12 or Article VII; or

Additional Covenants.    The Borrower fails to perform or observe any term, covenant or agreement contained in any of    Section 6.02 or 6.10 and such failure continues for 15 days; or

Other Defaults.  The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a),  (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Administrative Agent to the Borrower; or

Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects) when made or deemed made; or

Cross-Default.  (i) The Borrower or any Subsidiary (A) defaults in any payment (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and after applicable notices have been given and grace periods have expired) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate outstanding principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) defaults in the performance of any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto (after all applicable notices have been given and grace periods have expired), or any other event occurs, the effect of which default or other event is to cause, or to permit the

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holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required and after all applicable grace periods have expired, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $50,000,000; or

Insolvency Proceedings, Etc.  The Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 consecutive calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 consecutive calendar days, or an order for relief is entered in any such proceeding; or

Inability to Pay Debts.  The Borrower or any Subsidiary becomes unable or admits in writing its inability to pay its debts as they become due; or

Judgments.  There is entered against the Borrower or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $50,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted in liability of the Borrower under Title IV of ERISA to the Pension Plan, a Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, and the Borrower or any ERISA Affiliate fails to make any payment in satisfaction of such liability after the expiration of any applicable grace period, in accordance with applicable law or any agreement entered into in respect thereof, (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000 or (iii) an ERISA Event

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occurs with respect to a Pension Plan or Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect; or

Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any of its Affiliates contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

Change of Control.  There occurs any Change of Control other than a Change of Control resulting from the pledge (but not the foreclosure, any transfer-in-lieu of foreclosure or any other transfer except as collateral security) by AES or a subsidiary of AES of any equity interest in the Borrower to secure its corporate obligations.

Adverse PUCO Order.  There occurs an Adverse PUCO Order and (i) Borrower fails to (A) apply for a rehearing of the Adverse PUCO Order within thirty (30) days of the issuance of the Adverse PUCO Order and (B) exercise all procedural remedies, which are, in the opinion of Borrower’s counsel, reasonably available to reverse, limit or stay the effectiveness of the Adverse PUCO Order, (ii) (A) the request for a rehearing as applied for under clause (i)(A) above, is denied, or, if granted, the PUCO affirms the Adverse PUCO Order, and (B) the Adverse PUCO Order has not been stayed by a court of competent jurisdiction within ten (10) Business Days of the occurrence of either event described in clause (ii)(A) above, and (iii) if the Adverse PUCO Order is stayed according to clause (ii)(B) above, a court or applicable regulatory authority dismisses such stay or rules that the Adverse PUCO Order will be enforced.

Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

exercise on behalf of itself and the Lenders, all rights and remedies available to it and the Lenders under the Loan Documents;

provided,  however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable in each case without further act of the Administrative Agent or any Lender.

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Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent to the extent required to be reimbursed hereunder and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders to the extent required to be reimbursed hereunder and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

ARTICLE IX.	ADMINISTRATIVE AGENT

Appointment and Authority.  Each of the Lenders hereby irrevocably appoints PNC Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions, except as provided in Section 9.06. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

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Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)      shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)      shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)      shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) and (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, except as it relates to enforceability against the Administrative Agent or (v) the satisfaction of any condition set forth in Article IV or elsewhere

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herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, which shall be a commercial bank organized and licensed under the laws of the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders with the prior written consent of the Borrower (so long as no Event of Default has occurred and is continuing), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue

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to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section), except for its obligations under Section 10.07.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, the Documentation Agent, the Joint Lead Arrangers or Joint Book Managers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Administrative Agent May File Proofs of Claim.    In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due

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the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE X.	MISCELLANEOUS

Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,  however, that no such amendment, waiver or consent shall:

extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided,  however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend or waive compliance with any covenant hereunder (or any defined term used therein) even if the effect of such amendment or waiver would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

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change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; or

change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (iii) the Administrative Agent may, with the written consent of the Borrower, amend, modify or supplement this Agreement to cure any obvious error or omission.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notices; Effectiveness; Electronic Communication.

Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

if to the Borrower, the Administrative Agent or PNC Bank in its capacity as a Lender to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

if to any other Lender to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at

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the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent (which in turn has promptly notified the Borrower) that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided,  however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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Change of Address, Etc.  Each of the Borrower and the Administrative Agent may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.  Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

Reliance by Administrative Agent and Lenders.    The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Term Loan Notices) purportedly given by a Responsible Officer of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender, the Borrower or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided,  however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided,  further, that if at any time there is no Person acting as Administrative Agent hereunder

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and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Expenses; Indemnity; Damage Waiver.

Costs and Expenses.  Subject to the provisions of the Fee Letters, the Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of a  single counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of a single counsel for the Administrative Agent and the Lenders, taken as a whole and, if reasonably required one local and/or regulatory counsel as necessary in each appropriate jurisdiction and, solely in the case of a conflict of interest, one additional counsel to the affected Persons taken as a whole), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of a single counsel for all such Indemnitees, taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses, (A) (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of

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such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (B) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Borrower or any of its affiliates and that is brought by an Indemnitee against any other Indemnitee.  This subsection 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

Waiver of Consequential Damages, Etc.    To the fullest extent permitted by applicable law, each party hereto and each Indemnitee shall not assert, and hereby waives, any claim against each other party hereto and each Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

Payments.  All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part

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thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Successors and Assigns.

Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (other than any Defaulting Lender) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. The Administrative Agent in its capacity as such may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrower, except in compliance with Section 9.06.

Assignments by Lenders.  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

Minimum Amounts.

in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

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in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 and, after giving effect to any assignment of Commitments, the assignor shall not have a Commitment of less than $10,000,000 and the assignee shall have a Commitment of not less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender (other than any Defaulting Lender), an Affiliate of a Lender (other than any Defaulting Lender) or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided,  however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.

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Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the prior written consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01,  3.04,  3.05, and 10.04 and be bound by all of the provisions of this Agreement with respect to facts and circumstances occurring prior to the effective date of such assignment and shall continue to remain obligated under Sections 10.03,  10.07,  10.10,  10.12,  10.14, and 10.15 on and after the effective of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender .  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is

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recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Participations.  Any Lender or the L/C Issuer or the Swing Line Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letter of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any  provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in subsections (a),  (b) or (c) of the first proviso to Section 10.01 that adversely affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01,  3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have

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been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e),  Section 3.06, and Section 10.13 as though it were a Lender.

Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), and use the Information only in connection with the transactions contemplated hereby, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (provided that the Person to whom such disclosure is made needs to know such Information in connection with the transactions contemplated hereby and it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and shall have agreed to be bound by the confidentiality and use provisions of this Section to the same extent as if they were parties hereto and that the disclosing Person shall be responsible for any breach of this provision), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto on a confidential basis, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same, but no less restrictive, as those of this Section and to which the Borrower is a beneficiary thereof, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the prior written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or other known confidentiality agreements or obligations or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower that was not known to be bound by a confidentiality agreement or obligation;  provided that with respect to subsections (b), (c), (e) and (f), the Administrative Agent or such Lender provides notification to the Borrower within a reasonable time prior to any disclosure or, if such prior notification is not reasonably practicable, then as soon as reasonably practicable, in either case to the extent such notification is not prohibited by the regulatory authority to which such disclosure is made, the legal process in which such disclosure is made and applicable law, as applicable.  For purposes of this Section, “Information” means all information received from or

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on behalf of the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses or Affiliates, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed reasonable and customary compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.  The obligations contained in this Section 10.07 shall survive the expiration or termination of this Agreement.

Right of Setoff.      If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the

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Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Counterparts; Integration; Effectiveness.   This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

Survival of Representations and Warranties.    All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.

Replacement of Lenders.    (i) If any Lender requests compensation under Section 3.04, (ii) if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or 3.04, (iii) if any Lender gives a notice under Section 3.02, (iv) if any Lender is a Defaulting Lender, (v) if any Lender is a Restricted Lender (as defined below),  or (vi) if the long term local issuer credit

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rating, or the equivalent rating, by S&P of any Lender has dropped below BBB+ and the long term bank deposit credit rating, or the equivalent rating, by Moody’s has dropped below Baa1; then, in the case of clauses (i) through (v), the Borrower, and in the case of clause (vi), the Administrative Agent,  may, at the sole expense and effort of the Borrower or, in the case of clause (vi), the sole expense of the Borrower and the joint effort of the Borrower and the Administrative Agent, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

in the case of any such assignment by a Restricted Lender, the assignee must have approved in writing the substance of the amendment, waiver or consent which caused the assignor to be a Restricted Lender; and

such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, a reasonable time prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower or the Administrative Agent to require such assignment and delegation cease to apply.

For the purposes of this Section 10.13, a “Restricted Lender” means a Lender that fails to approve an amendment, waiver or consent requested by the Borrower pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender.

Governing Law; Jurisdiction; Etc.

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF

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LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

No Advisory or Fiduciary Responsibility.    In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, are arm’s-length commercial transactions between the Borrower, on the one hand, and the Administrative Agent, the Lenders and each Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and each Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Electronic Execution of Assignments and Certain Other Documents.    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

USA PATRIOT Act.    Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.  The Borrower shall,

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promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

DPL INC.

By:

Name:Craig L. Jackson

Title:Vice President and Treasurer

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pnc BANK, NATIONAL ASSOCIATION,  as Administrative Agent and as a Lender

By:

Name:

Title:

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BANK OF AMERICA, N.A., as Documentation Agent and as a Lender

By:

Name:

Title:

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FIFTH THIRD BANK, as Co-Syndication Agent and as a Lender

By:

Name:

Title:

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U.S. BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender

By:

Name:

Title:

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MORGAN STANLEY BANK, N.A.,  as a Lender

By:

Name:

Title:

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BANK OF MONTREAL,  as a Lender

By:

Name:

Title:

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HUNTINGTON BANK, as a Lender

By:

Name:

Title:

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REGIONS BANK, as a Lender

By:

Name:

Title:

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MEGA INTERNATIONAL COMMERCIAL BANK, as a Lender

By:

Name:

Title:

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